UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024 (May 2, 2024)
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2024, Michael D. Stornant notified Wolverine World Wide, Inc. (the “Company”) of his intention to retire, and, effective May 8, 2024 (the “Transition Date”), Mr. Stornant will step down as Chief Financial Officer of the Company but will remain employed for a period of time to assist with the smooth transition of his duties. In connection therewith, the Company and Mr. Stornant entered into a transition and release agreement (the “Transition Agreement”) on May 7, 2024, providing for (i) Mr. Stornant’s continued employment through May 15, 2025, with a title of Executive Vice President in order to assist with the transition of his role, (ii) continued payment of base salary and benefits during such period, provided that Mr. Stornant’s base salary for 2025 shall be determined at a later time and he shall not be eligible for the grant of any new equity awards, (iii) a bonus for fiscal year 2025 based on the Company’s actual performance during such year, payable, if at all, at the time bonuses are paid to active employees, (iv) a release of claims against the Company; and (iv) restrictive covenants binding Mr. Stornant, including restrictions on his ability to compete with the Company and to solicit and hire the Company’s employees for one year.
The foregoing description of the terms of the Transition Agreement is not complete and is qualified in its entirety by reference to the complete text of the Transition Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending June 29, 2024.
The Company’s Board of Directors (the “Board”) has appointed Taryn Miller to serve as the Company’s new Chief Financial Officer, effective May 9, 2024. Most recently, Ms. Miller, 52, served as Vice President, Corporate and Commercial Finance of Corteva Agriscience from October 2022 until October 2023. Ms. Miller previously served as Chief Financial Officer, Global Business Units, Enterprise FP&A, and Investor Relations of Kimberly-Clark Corporation from April 2017 until October 2022. From September 1997 until April 2017, Ms. Miller served in various finance leadership roles at Kraft Foods and Kraft Heinz Company.
In connection with Ms. Miller’s appointment as Chief Financial Officer, the Compensation and Human Capital Committee (the “Committee”) of the Board approved a compensation package pursuant to which Ms. Miller will receive a base salary of $650,000 per year and a bonus target equal to 60% of her base salary, pro-rated for 2024. The Committee also approved the following equity awards for Ms. Miller, each of which will have a grant date of May 10, 2024 (the “Grant Date”): (i) a sign-on award of time-based restricted stock units with a grant date fair value of $200,000 that will vest in two equal annual installments on each anniversary of the Grant Date, subject to continued service through such dates, (ii) a time-based restricted stock unit award for fiscal year 2024 with a grant date fair value of $240,000 that will vest in three equal annual installments on each anniversary of the Grant Date, subject to continued service through such dates, and (iii) performance stock units for each open performance period – $120,000 for 2022-2024, $300,000 for 2023-2025, and $480,000 for 2024-2026 – that will vest based on the achievement of performance goals over the applicable performance period, subject to continued service. The number of restricted stock units and performance stock units (at target) will be determined by dividing the applicable grant date fair value by the closing price of the Company’s common stock on the Grant Date.
Ms. Miller will become party to an Executive Severance Agreement and an Indemnification Agreement with the Company, both in substantially the forms filed as Exhibit 10.8 and 10.11, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Executive Severance Agreement will provide her with certain rights, including the right to receive payments in the event of a termination of employment following a change in control of the Company. The Indemnification Agreement will require the Company to indemnify and advance expenses to her to the fullest extent permitted by law with respect to any action, suit, proceeding, inquiry or investigation in which she is involved as a party or otherwise because she is or was an officer, employee, agent or fiduciary of the Company. The foregoing descriptions are not complete and are qualified in their entirety by reference to the complete text of the Executive Severance Agreement and Indemnification Agreement, respectively.
Ms. Miller will be eligible to participate in the Company’s Executive Short-Term Incentive Plan and the Company’s Stock Incentive Plan filed as Exhibits 10.53 and 10.24, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 7.01	Regulation FD Disclosure.
A copy of the press release announcing Ms. Miller’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		99.1	Press Release dated May 8, 2024.

		104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2024	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ David A. Latchana
David A. Latchana
Chief Legal Officer and Corporate Secretary

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